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                                                                  Exhibit 5.1

                             JAMES M. CARABINA, ESQ.
                                  343 BROADWAY
                              PROVIDENCE, RI 02909
                            TELEPHONE: (401) 368-7988
                               FAX: (401) 831-5166


February 6, 2001


Investors Capital Holdings, Ltd.
230 Broadway
Lynnfield, MA 01940

Gentlemen:

         As counsel for your Company , I have examined your Articles of Incorporation, By-Laws, such other corporate records, documents and proceedings and such questions of law as I have deemed relevant for the purpose of this opinion.

         I have also, as such counsel, examined the Registration Statement ( the "Registration Statement") of your Company on Form SB-2, covering the registration under the Securities Act of 1933, as amended, of the proposed offer and resale of (i) up to 1,150,000 shares of common stock (including the underwriter's over-allotment option) and (ii) warrants for up to 100,000 shares of common stock issuable to the underwriter thereunder collectively, the "Registered Securities". Our review has also included the exhibits and form of prospectus (the "Prospectus") for the resale of the Registered Securities.

         On the basis of such examination, I am of the opinion that:

         1. The Company is a corporation duly authorized and validly existing and in good standing under the laws of the Commonwealth of Massachusetts, with corporate power to conduct the business which it conducts as described in the Registration Statement.

         2. The Common Stock, has been duly and validly authorized and created and, subject to the payment therefore pursuant to the terms contemplated in the Prospectus, will be duly and validly issued as fully paid and nonassessable shares of Common Stock of the Company.

         3. The Underwriter's Warrants have been duly and validly authorized and created and when exercised in accordance with their respective terms, the shares of Common Stock will be issued as fully paid and nonassessable shares of Common Stock of the Company.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name in the Prospectus under the caption "Legal Matters".


Very truly yours,

/s/ James M. Carabina, Esq.

James M. Carabina, Esq.